Exhibit 10.3
IXYS CORPORATION
1999 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN
STOCK AWARD AGREEMENT
     Unless otherwise defined herein, the terms defined in the 1999 Non-Employee Directors Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Award Agreement.
I.	NOTICE OF STOCK AWARD

Name:	S. Joon Lee
Address:

     The undersigned Participant has been granted a Stock Award of fully vested shares of Common Stock of the Company (the “Shares”), subject to the terms and conditions of the Plan and this Stock Award Agreement, as follows:

Date of Grant:	November 18, 2005
Total Number of Shares Granted:	1,250
II.	AGREEMENT
     1. Grant of Award. The Company hereby grants to the Participant named in the Notice of Stock Award (the “Participant”), the number of Shares set forth in the Notice of Stock Award, subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 12 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Stock Award Agreement, the terms and conditions of the Plan shall prevail.
     2. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Award is granted, the Participant shall, if required by the Company, concurrently with the grant of this Award, deliver to the Company an Investment Representation Statement in a form acceptable to the Company.
     3. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares, notwithstanding the grant of this Award. The Shares shall be issued to

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the Participant as soon as practicable after the date of grant. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 11 of the Plan.
     4. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the receipt or disposition of the Shares and that Participant is not relying on the Company for any tax advice.
     5. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company to the Committee that shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.
     6. Entire Agreement. The Plan is incorporated herein by reference. This Stock Award Agreement, the Plan and, if required by the Company, the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.
     7. Governing Law. This agreement is governed by the internal substantive laws but not the choice of law rules of the state of California.
     8. No Guarantee of Continued Service. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder do not constitute an express or implied promise of continued engagement as a Service Provider, for any period, or at all, and shall not interfere in any way with Participant’s right or the company’s right to terminate Participant’s relationship as a Service Provider at any time, with or without cause.
     Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Stock Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Award Agreement and fully understands all provisions of the Stock Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Stock Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

Participant /s/ S. Joon Lee	IXYS Corporation /s/ Nathan Zommer

Signature	By: Nathan Zommer, President
S. Joon Lee Print Name

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